ARTHUR ANDERSEN




CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports in this Form 10-K, into the Company's previously filed Registration Statement File No. 33-65418, Registration Statement 333-03289, Registration
Statement File No. 333-03303, Registration Statement File No. 333-32170, and Registration Statement File No. 333-53367.



/s/ Arthur Andersen LLP
--------------------------
Arthur Andersen LLP



Albuquerque, New Mexico
February 20, 2001